 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 1, 2015 (May 28, 2015)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on May 28, 2015. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.
Proposal 1 - Election of one Class 1 directors until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified.

Nominee	Votes For	Against	Abstain	Broker Non-Votes
Amit Kumar	8,177,815	234,376	255,145	9,629,671

The director nominee was duly elected.

Proposal 2 - Ratification of appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain	Broker Non-Votes
17,645,194	339,922	311,891	0

Proposal 2 was approved.
Proposal 3 - Non-binding advisory approval of the compensation of our executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
8,332,088	270,409	64,839	9,629,671

Proposal 3 was approved.

Proposal 4 - To approve an amendment to the Company’s certificate of incorporation to authorize a reverse stock split of the Company’s issued and outstanding common stock to occur, in the discretion of the board of directors, at any time within the next year.

Votes For	Votes Against	Abstain	Broker Non-Votes
15,952,619	2,141,141	203,247	0

Proposal 4 was approved.

Proposal 5 - Approval of the issuance of certain shares of common stock in connection with certain outstanding warrants.

Votes For	Votes Against	Abstain	Broker Non-Votes
8,068,790	550,353	48,193	9,629,671

Proposal 5 was approved.

Proposal 6 - Amendment and Restatement of 2008 Restricted Stock Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
8,120,144	481,644	65,548	9,629,671

Proposal 6 was approved.

Proposal 7 - Amendment and Restatement of 2005 Stock Option Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
7,907,834	713,054	46,448	9,629,671

Proposal 7 was approved.

Proposal 8 - Approval of potential future issuances of shares of common stock to TFG Radiant Investment Group Ltd.

Votes For	Votes Against	Abstain	Broker Non-Votes
7,966,731	459,775	240,830	9,629,671

Proposal 8 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 1, 2015	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer